UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 14, 2008

(Date of earliest event reported)

QUEST RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-17371 (Commission File Number)	90-0196936 (I.R.S. Employer Identification Number)

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

(405) 600-7704

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On July 14, 2008, Quest Resource Corporation (the “Company”) issued a press release announcing the closing of the purchase of privately held PetroEdge Resources (WV) LLC (“PetroEdge”) for approximately $142 million, subject to post-closing adjustments. PetroEdge owns approximately 78,000 net acres of natural gas and oil producing properties in the Appalachian Basin. Simultaneous with this closing, the Company sold natural gas and oil producing wells with estimated proved developed reserves of 32.9 Bcfe and all of the current net production to its subsidiary, Quest Energy Partners, L.P., for cash consideration of approximately $72 million, subject to post-closing adjustments. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

The following material is furnished pursuant to Item 9.01 as an exhibit to this Form 8-K.
(d)	Exhibits

99.1	Press release of Quest Resource Corporation dated July 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION

/s/ Jack Collins
By:	Jack Collins
Executive Vice President, Investor Relations

Date: July 14, 2008

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